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                                                                     EXHIBIT 3.2

                          FORM OF AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          CAPSTONE TURBINE CORPORATION

              CAPSTONE TURBINE CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

              FIRST: The name of the Corporation is Capstone Turbine Corporation and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is March 9, 2000.

              SECOND: Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the Corporation. This Amended and Restated Certificate of Incorporation was duly approved by the Corporation's Board of Directors and was duly approved by the holders of the requisite number of shares of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and was consented to writing by the written consent of stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware. The number of shares voting in favor of such amendment and restatement equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.

              THIRD: The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I.

              The name of the corporation is Capstone Turbine Corporation (the "Corporation").

                                   ARTICLE II.

              The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE III.

        (a) The Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation shall have authority to issue is five-hundred forty-five million (545,000,000) shares. The total number of shares of Common Stock which the Corporation shall have authority to issue is four-hundred fifteen million (415,000,000) shares, and the par value of each share of Common Stock is one-tenth of one cent ($0.001). The total number of shares of Preferred Stock which the


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Corporation shall have authority to issue is one-hundred thirty million
(130,000,000) shares, and the par value of each share of Preferred Stock is one-tenth of one cent ($0.001). The Preferred Stock may be issued from time to time, in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof.

        (b) The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.

                                   ARTICLE IV.

              Six Million Seven Hundred Thousand (6,700,000) shares of the Preferred Stock are hereby designated as Convertible Preferred Stock, Series A ("Series A Preferred Stock"). Three Million Three Hundred Thirty Three Thousand Three Hundred and Thirty Four (3,333,334) shares of the Preferred Stock are hereby designated as Convertible Preferred Stock, Series B ("Series B Preferred Stock"). Eight Million Eight Hundred Thousand (8,800,000) shares of the Preferred Stock are hereby designated as Convertible Preferred Stock, Series C ("Series C Preferred Stock"). Three Million One Hundred Twenty Five Thousand (3,125,000) shares of the Preferred Stock are hereby designated as Convertible Preferred Stock, Series D ("Series D Preferred Stock"). Ten Million Seven Hundred Thousand (10,700,000) shares of the Preferred Stock are hereby designated as Convertible Preferred Stock, Series E ("Series E Preferred Stock"). Eleven Million Five Hundred Thousand (11,500,000) shares of Preferred Stock are hereby designated as Senior Convertible Preferred Stock, Series F ("Series F Preferred Stock"). Thirty-Seven Million Five Hundred Thousand (37,500,000) shares of the Preferred Stock are hereby designated as Senior Convertible Preferred Stock, Series G ("Series G Preferred Stock"). The relative preferences, powers, rights, qualifications, limitations and restrictions in respect of the Common Stock, Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock, are as follows:

        (a) Voting Rights.

              (i) Each holder of record of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be entitled to vote on all matters on which shareholders are entitled to vote and, except as otherwise expressly provided herein, shall be entitled to the number of votes equal to the largest whole number of shares of Common Stock into which such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G



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Preferred Stock, as applicable, could be converted, pursuant to the provisions of subparagraph (d) hereof, on the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, in accordance with the General Corporation Law of the State of Delaware.

              (ii) Each holder of record of shares of Common Stock shall be entitled to one vote for each share thereof held. Except as otherwise expressly provided herein or as required by law, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock, the holders of Series D Preferred Stock, the holders of the Series E Preferred Stock, the holders of the Series F Preferred Stock, the holders of Series G Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

              (iii) The Corporation shall not create a new series or class of shares having rights, preferences or privileges prior to the shares of the Series G Preferred Stock, or increase the rights, preferences or privileges of any series or class having rights, preferences or privileges prior the shares of the Series G Preferred Stock, without the approval of holders of a majority of the outstanding shares of the Series G Preferred Stock.

        (b) Dividend Rights.

              (i) Each issued and outstanding share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall entitle the holder of record thereof to receive, when, as and if declared by the Board of Directors, out of any funds legally available therefor, dividends in cash at the annual rate per share of Ten Cents ($.10), Fifteen Cents ($.15), Twenty Cents ($.20), Forty Cents ($.40), Sixty Cents ($.60), Twenty Cents ($.20) and Forty Cents ($.40), respectively (or such greater amount per share as such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock would be entitled if such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock were converted into Common Stock), as adjusted for stock splits, stock dividends, recapitalizations, reclassifications and similar events (together herein referred to as "Recapitalization Events"), payable quarterly or otherwise as the Board of Directors may from time to time determine. Dividends and distributions (other than those solely in Common Stock) may be paid, or declared and set aside for payment, upon shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in any calendar year only if dividends shall have been paid, or declared and set aside for payment on account of all shares of Series F Preferred Stock and Series G Preferred Stock then issued and outstanding, at the aforesaid applicable rate for such calendar year. Dividends and distributions (other than those solely in Common Stock) may be paid, or declared and set aside for payment, upon shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in any calendar year only if dividends shall have been paid, or declared and set aside for payment on account of all shares of Series A Preferred Stock then issued and outstanding, at the aforesaid applicable rate for such calendar year. Dividends and distributions



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(other than those payable solely in Common Stock) may be paid, or declared and set aside for payment, upon shares of Common Stock in any calendar year only if dividends shall have been paid, or declared and set apart for payment (subject to the rights of any other Series of Preferred Stock which has dividend rights senior to the Common Stock, if any), on account of all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock then issued and outstanding, at the aforesaid rates for such calendar year. Except as hereinafter set forth, the Board of Directors of the Corporation is under no obligation to pay dividends and the dividend preference granted herein to shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall apply only at such time as the Board of Directors may in its discretion decide to pay or declare and set aside for payment any dividends on any shares of Common Stock of the Corporation. The dividend preference granted herein to shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock is subject to any prior payments of dividends required to be made to any senior shares of preferred stock, if any, which may be issued from time to time by the Corporation.

              (ii) Until April 1, 1998 with respect to the Series A Preferred Stock, July 30, 2000, with respect to the Series B Preferred Stock, July 30, 2001 with respect to the Series C Preferred Stock, December 31, 2001 with respect to the Series D Preferred Stock, August 30, 2002 with respect to the Series E Preferred Stock, February 26, 2004 with respect to the Series F Preferred Stock and March 31, 2005 with respect to the Series G Preferred Stock, the right to dividends upon the issued and outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be non-cumulative and shall not be deemed to accrue, whether dividends are earned or whether there be funds legally available therefor, unless and until said dividends shall have been declared by the Board of Directors.

              (iii) From and after April 1, 1998 with respect to the Series A Preferred Stock, July 30, 2000 with respect to the Series B Preferred Stock, July 30, 2001 with respect to Series C Preferred Stock December 31, 2001 with respect to the Series D Preferred Stock, August 30, 2002 with respect to the Series E Preferred Stock, February 26, 2004 with respect to the Series F Preferred Stock and March 31, 2005 with respect to the Series G Preferred Stock, the right to dividends upon the issued and outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, respectively, shall be cumulative so that such rights shall be deemed to accrue from and after April 1, 1998 with respect to the Series A Preferred Stock, July 30, 2000 with respect to the Series B Preferred Stock, July 30, 2001 with respect to the Series C Preferred Stock December 31, 2001 with respect to the Series D Preferred Stock, August 30, 2002 with respect to the Series E Preferred Stock, February 26, 2004 with respect to the Series F Preferred Stock and March 31, 2005 with respect to the Series G Preferred Stock, whether earned, or whether there be funds legally available therefor, or whether said dividends shall have been declared; and if such dividends in respect of any period beginning April 1, 1998 with respect to the Series A Preferred Stock, July 30, 2000 with respect to the



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Series B Preferred Stock, July 30, 2001 with respect to the Series C Preferred
Stock, December 31, 2001 with respect to the Series D Preferred Stock, August 30, 2002 with respect to the Series E Preferred Stock, February 26, 2004 with respect to the Series F Preferred Stock and March 31, 2005 with respect to the Series G Preferred Stock, shall not have been declared and either paid or a sum sufficient for the payment thereof set aside in full, the accumulated unpaid dividends shall first be paid pro rata on the Series F Preferred Stock and the Series G Preferred Stock with respect to their respective dividend rates, before any dividend or other distribution (other than those payable solely in Common Stock) may be paid, or declared and set apart for payment, to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or Common Stock, and shall, subject to the last sentence of this subparagraph
(iii), next be paid on the Series A Preferred Stock with respect to its dividend rate, before any dividend or other distribution (other than those payable solely in Common Stock) may be paid, or declared and set apart for payment, to the holders of shares of Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or Common Stock and shall next be fully paid pro rata on the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, and the Series E Preferred Stock, before any dividend or other distribution (other than those payable solely in Common Stock) may be paid, or declared and set apart for payment, to the holders of shares of the Common Stock, and shall in any event (except as set forth in paragraph (d)(ii)(D) of this Article IV below) be paid upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, in cash or in Common Stock at its then fair market value, as determined in good faith by the Board of Directors of the Corporation, and the Board of Directors shall have the right to determine whether said payment is made in cash or stock; provided, however, that at the written request of the holders of a majority of the outstanding shares of Series A Preferred Stock, a majority of the outstanding shares of Series B Preferred Stock, a majority of the outstanding shares of the Series C Preferred Stock, a majority of the outstanding shares of the Series D Preferred Stock, a majority of the outstanding shares of the Series E Preferred Stock, a majority of the outstanding shares of Series F Preferred Stock, and a majority of the outstanding shares of Series G Preferred Stock, the determination of said fair market value shall be made by an independent reputable investment banking firm designated by such holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock and payment for such determination shall be made in a manner consistent with Article IV(e)(ii)(A), (B) and (C) hereof. Any accumulation of dividends on the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall not bear interest. If all accrued dividends due on the Series F Preferred Stock and the Series G Preferred Stock have been paid, but there exists accrued but unpaid dividends due on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, the accrued but unpaid dividends due to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be paid before any further dividends are paid to the holders of the Series F Preferred Stock and Series G Preferred Stock. If all accrued dividends due on the Series A Preferred Stock have been paid, but there exists



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accrued but unpaid dividends due on the Series B Preferred Stock, Series C
Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, the accrued but unpaid dividends due to the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be paid before any further dividends are paid to the holders of the Series A Preferred Stock. After the payment to the holders of Series A Preferred Stock of any dividends accrued but unpaid for the period of April 1, 1998 to July 30, 2000, no payment of dividends may be paid to the holders of the Series A Preferred Stock in any year unless all accrued dividends of the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in respect of prior years shall have been paid.

              (iv) The restrictions on dividends and distributions with respect to shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock set forth in paragraph (b) hereof are in addition to, and not in derogation of, the other restrictions on such dividends and distributions set forth herein.

              (v) All holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall, at the time of any declaration of a dividend or distribution with respect to shares of Common Stock, be given notice of such declaration, including the amount and record date for such dividend or distribution, which record date shall be not less than ten (10) business days after such notice is given (in order to enable such holders sufficient time to convert all or part of their shares to Common Stock, if they so choose).

              (vi) In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

        (c) Liquidation Rights.

              (i) Except as set forth below, in the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation (a "Liquidation"), the holders of record of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred



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Stock, on a pro rata basis, shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of the Common Stock by reason of their ownership thereof, but subject to the rights of any Series of preferred shares issued from time to time by the Corporation that has rights senior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock on a Liquidation, out of the assets of the Corporation legally available therefor, One Dollar ($1.00) per share of Series A Preferred Stock (the "Original Series A Issue Price"), One Dollar and Fifty Cents ($1.50) per share of Series B Preferred Stock (the "Original Series B Issue Price"), Two Dollars ($2.00) per share of Series C Preferred Stock (the "Original Series C Issue Price"), Four Dollars ($4.00) per share of Series D Preferred Stock (the "Original Series D Issue Price"), Six Dollars ($6.00) per share of Series E Preferred Stock (the "Original Series E Issue Price"), Two Dollars ($2.00) per share of Series F Preferred Stock (the "Original Series F Issue Price") and Four Dollars ($4.00) per share of Series G Preferred Stock (the "Original Series G Issue Price") as appropriately adjusted for Recapitalization Events, plus a further amount per share equal to dividends, if any, (i) then declared and unpaid on account of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, and (ii) whether or not declared, then accrued in accordance with the provisions of subparagraph (b)(ii) hereof, before any payment shall be made or any assets distributed to the holders of shares of Common Stock. If, upon any Liquidation, the assets thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be insufficient to permit payment to such holders of the full preferential amounts contemplated by this subparagraph (i), then the entire assets of the Corporation to be distributed shall be distributed first ratably among the holders of the Series F Preferred Stock and the Series G Preferred Stock in accordance with their aggregate liquidation preferences with any remainder then distributed ratably among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in accordance with their aggregate liquidation preferences.

              (ii) After payment to the holders of record of the shares of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock of the amounts set forth in the preceding subparagraph (i) above, the remaining assets of the Corporation shall be distributed in like amounts per share to the holders of record of the Corporation's capital stock, with each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock being treated as the number of shares of Common Stock (giving effect to fractional shares) into which it could then be converted for such purpose; provided, however, that if the assets and the funds thus distributed would be sufficient to permit the payment to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock of an amount in excess of Five Dollars ($5.00) per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock (as adjusted for



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Recapitalization Events), then the holders of Series A Preferred Stock, Series B
Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be entitled to the full amounts otherwise payable to them pursuant to the preceding provisions, but shall not be entitled to share in the remaining assets and funds of the Corporation in excess of Five Dollars ($5.00) per share of Series A Preferred Stock, Series B Preferred Stock Series C Preferred Stock Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock (as adjusted for Recapitalization Events), until such time as the holders of Common Stock have received or been entitled to receive Five Dollars ($5.00) per share of Common Stock held, after which payment, the remaining assets of the Corporation shall be distributed in like amounts per share to the holders of record of the Corporation's stock, each share of Series
A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock being treated as the number of shares of Common Stock (giving effect to fractional shares) into which it could then be converted for such purpose.

              (iii) A consolidation or merger of the Corporation with or into any other corporation (other than a reincorporation merger) except where the Corporation is the surviving entity and the shareholders prior to such consolidation or merger own more than 50% of the capital stock of the surviving entity generally in the same proportion to each other as existed prior to such consolidation or merger, or a sale of all or substantially all of the assets of the Corporation, shall each be deemed, unless holders of record of at least sixty-seven percent (67%) of the outstanding shares of Preferred Stock vote otherwise, to be a Liquidation within the meaning of this Paragraph (c) and shall entitle the holders of the Corporation's Stock to receive at the closing in cash, securities or other property, valued at the fair market value of such securities or other property as determined in good faith by the Board of Directors, amounts as specified in subparagraphs (c)(i) and (c)(ii) above.

        (d) Conversion Rights. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall have conversion rights (the "Conversion Rights") as follows:

              (i) Right to Convert. Each holder of record of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock may, at any time, upon surrender to the Corporation of the certificates therefor at the principal office of the Corporation or at such other place as the Corporation shall designate, convert all or any part of such holder's shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock into such number of fully paid and nonassessable shares of Common Stock of the Corporation (as such Common Stock shall then be constituted) equal to the product of (A) the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock which such holder shall then surrender to the Corporation, multiplied by (B) the number determined by dividing: (1) in the case of the Series A Preferred Stock, One Dollar ($1.00) by



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the Conversion Price (as hereinafter defined) per share for the Series A
Preferred Stock in effect at the time of conversion, (2), in the case of the Series B Preferred Stock, One Dollar and Fifty Cents ($1.50) by the Conversion Price per share for the Series B Preferred Stock in effect at the time of conversion, (3), in the case of the Series C Preferred Stock, Two Dollars ($2.00) by the Conversion Price per share for the Series C Preferred Stock in effect at the time of conversion, (4), in the case of the Series D Preferred Stock, Four Dollars ($4.00) by the Conversion Price per share for the Series D Preferred Stock in effect at the time of conversion, (5), in the case of the Series E Preferred Stock, Six Dollars ($6.00) by the Conversion Price per share for the Series E Preferred Stock in effect at the time of conversion, (6), in the case of the Series F Preferred Stock, Two Dollars ($2.00) by the Conversion Price per share for the Series F Preferred Stock in effect at the time of conversion, (7), in the case of Series G Preferred Stock, Four Dollars ($4.00) by the Conversion Price per share for the Series G Preferred Stock in effect at the time of conversion. Promptly following surrender of such certificates, the holder shall be entitled to receive certificates evidencing the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock are converted.

              (ii) Automatic Conversion.

                     (A) All outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be deemed automatically converted into such number of shares of Common Stock as are determined in accordance with subparagraph (d)(i) hereof upon (1) the consummation of a firm commitment underwritten public offering of the securities of the Corporation pursuant to a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, where the aggregate gross proceeds to the Corporation resulting from the sale of such securities (before deduction of underwriting discounts and expenses of sale) is not less than $30,000,000 and the per share sales price of such securities before such deductions is not less than Eight Dollars ($8.00), as adjusted for Recapitalization Events, or (2) the affirmative vote of the holders of record of at least fifty-one percent (51%) of the outstanding shares of Preferred Stock voting as a class to that effect (either such event being hereinafter referred to as an "Automatic Conversion Event"). The affirmative vote of the holders of at least fifty-one percent (51%) of the Series B Preferred Stock voting as a class to convert to Common Stock shall also result in the conversion of all of the outstanding shares of Series B Preferred Stock to Common Stock, at the Conversion Price set forth herein. The affirmative vote of the holders of at least seventy-five percent (75%) of the Series C Preferred Stock voting as a class to convert to Common Stock shall also result in the conversion of all of the outstanding shares of Series C Preferred Stock to Common Stock, at the Conversion Price for the Series C Preferred Stock set forth herein. The affirmative vote of the holders of at least seventy-five percent (75%) of the Series D Preferred Stock voting as a class to convert to Common Stock shall also result in the conversion of all of the outstanding shares of Series D Preferred Stock to Common Stock, at the Conversion Price for the Series D Preferred Stock set forth herein. The affirmative vote of the holders of at least seventy-five percent (75%) of the Series E Preferred Stock voting as a class to convert to Common Stock shall also result in the conversion of all of the outstanding shares of Series E Preferred Stock to Common Stock, at the Conversion Price for the Series E Preferred Stock set forth herein. The affirmative vote of the holders of at least seventy-five percent (75%) of the Series F Preferred Stock voting as a class to convert to Common Stock shall also result in the conversion of all of the outstanding shares of Series F Preferred Stock to Common Stock, at the Conversion Price for the Series F Preferred Stock set forth herein. The affirmative vote of the holders of at least seventy-five percent (75%) of the Series G Preferred Stock voting as a class to convert to Common Stock shall also result in the conversion of all of the outstanding shares of Series F Preferred Stock to Common Stock, at the Conversion Price for the Series F Preferred Stock set forth herein. The affirmative vote of the holders of at least seventy-five percent (75%) of the Series G Preferred Stock voting as a class to convert to Common Stock shall also result in the conversion of all of the outstanding shares of Series G Preferred Stock to Common Stock, at the Conversion Price for the Series G Preferred Stock set forth herein.

                     (B) In addition to the Automatic Conversion Events set forth in subparagraph (A) above, if any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock (by itself or together with affiliated persons or entities which affiliation shall include (X) any venture fund related to a holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock by virtue of having at least two common individuals who are officers, employees, directors or partners of the entities that are general partners or managers of such venture funds or (Y) any partner of such venture fund; any such person or entity, hereinafter an "Affiliate") fails to participate in any particular financing by the Corporation, consisting of a bridge loan for a term not in excess of one year or the offering of Convertible Securities (as hereinafter defined) (an "Additional Offering") where a majority of the Board of Directors has designated that such financing is subject to this paragraph, by acquiring in such bridge loan financing or Additional Offering such portion of the principal amount of the financing or such number of shares as shall equal the product of (i) the principal amount of the bridge loan or the number of shares to be offered in the Additional Offering, as the case may be, if any, offered to all holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, as determined in good faith by the Board of Directors, multiplied by (ii) a fraction: (a) the numerator of which is the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock held by such holder (by itself or together with any Affiliate) at the time of such Additional Offering, and (b) the denominator of which is the total number of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock then outstanding, in each case determined on the basis of the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock would be convertible at the Conversion Price for Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock that would be in effect immediately after the transaction, assuming all holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock participated in the bridge loan financing or purchased their respective pro rata shares in such Additional Offering (the "Pro Rata Share"), then to the extent of the percentage of the Pro Rata Share not so acquired by the holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock (or by an Affiliate of such holder) ("Refused Percentage") the number of outstanding shares of such holder's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock determined by multiplying the Refused Percentage by all outstanding shares of such holder's Series A Preferred Stock Series B Preferred Stock Series C Preferred Stock Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock ("Converted Percentage") shall be automatically converted into such number of fully paid and non-assessable shares of Common Stock of the Corporation (as such Common Stock shall then be constituted) equal to the product of (x) the Converted Percentage multiplied by (y) the number determined by dividing, in the case of the Series A Preferred Stock, One Dollar ($1.00) by the Conversion Price for the Series A Preferred Stock, in the case of the Series B Preferred Stock, One Dollar and Fifty Cents ($1.50) by the Conversion Price for the Series B Preferred Stock, in the case of the Series C Preferred Stock, Two Dollars ($2.00) by the Conversion Price for the Series C Preferred Stock, in the case of the Series D Preferred Stock, Four Dollars ($4.00) by the Conversion Price for the Series D Preferred Stock, in the case of the Series E Preferred Stock, Six Dollars ($6.00) by the Conversion Price for the Series E Preferred Stock, in the case of the Series F Preferred Stock, Two Dollars ($2.00) by the Conversion Price for the Series F Preferred Stock and in the case of the Series G Preferred Stock, Four Dollars ($4.00) by the Conversion Price for the Series G Preferred Stock (in each case, all such Conversion Prices to be as adjusted pursuant to subparagraphs
(d)(iv)(B)-(F), but without giving any effect to any prior or concurrent adjustments to any Conversion Price pursuant to subparagraph (d)(iv)(A)) per share for the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock or the Series G Preferred Stock (such event being hereinafter referred to as an "Additional Automatic Conversion Event"), provided that no event described in this sentence will be deemed to be an Additional Automatic Conversion Event unless the portion of the bridge loan financing or Additional Offering offered to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock is offered to all of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock and thereby subjects all such holders to the consequences of non-participation in such bridge loan financing or Additional Offering.

                     (C) On or after the date of occurrence of an Automatic Conversion Event or an Additional Automatic Conversion Event, and in any event within 10 days after receipt of notice, by mail, postage prepaid from the Corporation of the occurrence of such Event, each holder of record of shares of Series A Preferred Stock, Series B Preferred Stock, Series C

Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be, shall surrender such holder's certificates evidencing the Converted Percentage of such shares at the principal office of the Corporation or at such other place as the Corporation shall designate, and shall thereupon be entitled to receive certificates evidencing the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock are converted (plus additional certificates representing shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock not so converted, if any). On the date of the occurrence of an Automatic Conversion Event or an Additional Automatic Conversion Event, each holder of record of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as applicable, shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

                     (D) In the event of the conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock upon the occurrence of an Automatic Conversion Event or an Additional Automatic Conversion Event, the right to receive any declared or accrued and unpaid dividends on the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be, so converted shall be deemed waived by the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock whose shares are being converted pursuant thereto.

              (iii) For purposes of this Amended and Restated Certificate of
Incorporation:

              "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to subparagraphs (d)(iv)(A), deemed to be issued) by the Corporation, other than shares of Common Stock issued or issuable:

                        (A) upon conversion of shares of Preferred Stock;

                     (B) to officers, directors, or employees of, or consultants to, the Corporation pursuant to a stock grant or sale or option plan or other employee stock incentive program approved by the Board of Directors;

                     (C) as a dividend or distribution on Preferred Stock, or Common Stock to the extent set forth in subparagraphs (d)(iv)(C) and (D) hereof; and

                     (D) to equipment lessors, banks, lenders, customers or vendors in connection with financings, sales, or incentive arrangements with lessors, lenders, or customers.

              "California Series A Preferred Stock" shall include all shares of Series A Preferred Stock issued by Capstone California.

              "California Series B Preferred Stock" shall include all shares of Series B Preferred Stock issued by Capstone California.

              "California Series C Preferred Stock" shall include all shares of Series C Preferred Stock issued by Capstone California.

              "California Series D Preferred Stock" shall include all shares of Series D Preferred Stock issued by Capstone California.

              "California Series E Preferred Stock" shall include all shares of Series E Preferred Stock issued by Capstone California.

              "California Series F Preferred Stock" shall include all shares of Series F Preferred Stock issued by Capstone California.

              "California Series G Preferred Stock" shall include all shares of Series G Preferred Stock issued by Capstone California.

              "Capstone California" shall mean Capstone Turbine Corporation, a California corporation, which was merged with and into the Corporation.

              "Common Stock Outstanding" shall include all Common Stock issued and outstanding and issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

              "Conversion Price" shall mean the price at which shares of the Common Stock shall be deliverable upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock as adjusted from time to time as herein provided. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price. The initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price. The initial Conversion Price per share for shares of Series C Preferred Stock shall be the Original Series C Issue Price. The initial Conversion Price per share for shares of Series D Preferred Stock shall be the Original Series D Issue Price.

The initial Conversion Price per share for shares of Series E Preferred Stock shall be the Original Series E Issue Price. The initial Conversion Price per share for shares of Series F Preferred Stock shall be the Original Series F Issue Price. The initial Conversion Price per share for shares of Series G Preferred Stock shall be the Original Series G Issue Price. The Conversion Prices for the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock shall be subject to adjustment as herein provided.

              "Conversion Shares Outstanding" shall include (i) all outstanding shares of Common Stock previously issued upon conversion of Preferred Stock, and
(ii) all shares of Common Stock issuable upon conversion of outstanding shares of Preferred Stock.

              "Convertible Securities" shall mean any evidences of indebtedness, shares or securities, in each case convertible into or exchangeable for Additional Shares of Common Stock.

              "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under subparagraph (d)(iv)(A), into the aggregate consideration received or deemed to have been received by the Corporation for such issue under subparagraph (d)(iv)(A).

              "Issuance Date" shall mean the actual initial date of issuance by Capstone California of California Series A Preferred Stock, California Series B Preferred Stock, California Series C Preferred Stock, California Series D Preferred Stock, California Series E Preferred Stock, California Series F Preferred Stock or California Series G Preferred Stock, as applicable.

              "Options" shall mean rights, options or warrants to subscribe for purchase or otherwise acquire Common Stock or Convertible Securities.

              "Reincorporation Merger" shall mean that certain transaction whereby Capstone California was merged with and into the Corporation.

              (iv) Adjustments to Conversion Price for Diluting Issues.

                     (A) Sale of Shares Below Conversion Price:

                        (1) If at any time or from time to time after an Issuance Date, the Corporation issues or sells, or is deemed by the express provisions of this subparagraph (d)(iv)(A) to have issued or sold, Additional Shares of Common Stock, for an Effective Price per share less than the Conversion Price then in effect with respect to the series of Preferred Stock first issued on such Issuance Date, then and in each such case the then existing Conversion Price for the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock or the Series G Preferred Stock, as applicable, shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Conversion Price for the Series A

Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock or the Series G Preferred Stock, as applicable, by a fraction (a) the numerator of which shall be (A) the number of shares of Conversion Shares Outstanding immediately prior to such issue or sale plus (B) the number of shares of Common Stock which the aggregate consideration received (or by express provision hereof deemed to have been received) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price for the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock or the Series G Preferred Stock, as applicable, and (b) the denominator of which shall be (x) the number of shares of Conversion Shares Outstanding immediately prior to such issue or sale plus (y) the total number of Additional Shares of Common Stock issued in connection with such issue or sale. The foregoing formula shall apply to, and shall constitute the sole adjustment with respect to, any adjustment to any Conversion Price to be made as a result of any issuance of Additional Shares of Common Stock after any Issuance Date, regardless of whether occurring before or after the filing of this amendment and restatement, and any prior formulas and adjustments are hereby superseded.

                        (2) For the purpose of making any adjustment required under this subparagraph (d)(iv)(A), the consideration received by the Corporation for any issue or sale of securities shall (a) to the extent it consists of cash be computed at the gross amount of cash received by the Corporation before deduction of any expenses payable by the Corporation and any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale, (b) to the extent it consists of property other than cash, be computed at the fair market value of that property as determined in good faith by the Board of Directors and (c) if Additional Shares of Common Stock, Convertible Securities rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed (as provided in clauses (a) and (b) above) as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options. Without limiting the foregoing, for avoidance of doubt, the Board may in its discretion treat any issuance of options, warrants or other Convertible Securities together with any issuance of stock as one combined issuance of Additional Shares of Common Stock in exchange for the aggregate consideration received therefor. In addition, for the purpose of making any adjustment required under this subparagraph (d)(iv)(A), if the Company issues or sells Additional Shares of Common Stock in one or more transactions occurring within any six month period on substantially similar terms, and the Board determines in good faith that such transactions were part of a single plan of financing, the Board may elect to make only a single Conversion Price adjustment hereunder, treating all such transactions as one issuance of Additional Shares of Common Stock in exchange for the aggregate consideration received therefor, all occurring on the last date of such transactions.

                        (3) For the purpose of the adjustment required under this subparagraph (d)(iv)(A), if at any time or from time to time after an Issuance Date the

Corporation issues or sells any Options or Convertible Securities (other than options or rights exercisable for or convertible into shares of Common Stock referred to in clause (B) of the definition of Additional Shares of Common Stock), then in each case the Corporation shall be deemed to have issued at the time of the issuance of such Options or Convertible Securities the maximum number of Additional Shares of Common Stock (as set forth in the instruments relating thereto, giving effect to any provision contained therein for a subsequent adjustment of such number) issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Options or Convertible Securities plus, in the case of such Options, the minimum amounts of consideration, if any (as set forth in the instruments relating thereto, giving effect to any provision contained therein for a subsequent adjustment of such consideration), payable to the Corporation upon the exercise of such Options and, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities which were deemed to have been received by the Corporation on issuance of such Convertible Securities). No further adjustment of the Conversion Price for Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, adjusted upon the issuance of such Options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such Options or the conversion of any such Convertible Securities; provided, however, that if any such Options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, or are exercised for a lesser number of Additional Shares of Common Stock or with a greater consideration paid to the Corporation than was previously deemed to be issued or received by the Corporation, the Conversion Price for Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock, as the case may be, adjusted upon the issuance of such Options or Convertible Securities shall be readjusted to the Conversion Price for Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be, which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such Options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities which were deemed to have been received by the Corporation on issuance of such Convertible Securities) on the conversion of such Convertible Securities.

                        (4) In each case of an adjustment or readjustment of the Conversion Price for the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F

Preferred Stock or the Series G Preferred Stock or the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock or the Series G Preferred Stock, the Corporation, at its expense, shall cause the chief financial officer of the Corporation to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based including a statement of (a) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the Conversion Price for Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock or the Series G Preferred Stock at the time in effect (after giving effect to such adjustment or readjustment), (c) the number of Additional Shares of Common Stock and (d) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock or the Series G Preferred Stock.

                        (5) Except as expressly provided herein, no adjustment in the Conversion Price of any share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be made in respect of the issue of Additional Shares of Common Stock unless the consideration per share for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issue, for such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, respectively.

                     (B) Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after an Issuance Date effects a subdivision of the outstanding Common Stock, the Conversion Price for Series A Preferred Stock, the Conversion Price for Series B Preferred Stock, the Conversion Price for Series C Preferred Stock, the Conversion Price for Series D Preferred Stock, the Conversion Price for the Series E Preferred Stock, the Conversion Price for the Series F Preferred Stock and the Conversion Price for Series G Preferred Stock then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Corporation at any time or from time to time after an Issuance Date combines the outstanding shares of Common Stock, the Conversion Price for Series A Preferred Stock, the Conversion Price for Series B Preferred Stock, the Conversion Price for Series C Preferred Stock, the Conversion Price for Series D Preferred Stock, the Conversion Price for Series E Preferred Stock, the Conversion Price for Series F Preferred Stock and the Conversion Price for Series G Preferred Stock then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subparagraph (B) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                     (C) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after an Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in Additional Shares of Common Stock or any right to acquire Common Stock for no consideration, then and in each such event the Conversion Price for Series A Preferred Stock, the Conversion Price for Series B Preferred Stock, the Conversion Price for Series C Preferred Stock, the Conversion Price for Series D Preferred Stock, the Conversion Price for Series E Preferred Stock, the Conversion Price for Series F Preferred Stock and the Conversion Price for Series G Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price for such Series of Preferred Stock then in effect by a fraction (a) the numerator of which is the number of shares of Common Stock Outstanding immediately prior to the time of such issuance or the close of business on such record date, and (b) the denominator of which shall be the number of shares of Common Stock Outstanding immediately prior to the time of such issuance or the close of business on such record date plus the total number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for Series A Preferred Stock, the Conversion Price for Series B Preferred Stock, the Conversion Price for Series C Preferred, the Conversion Price for Series D Preferred Stock, the Conversion Price for Series E Preferred Stock, the Conversion Price for Series F Preferred Stock and the Conversion Price for Series G Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for Series A Preferred Stock, the Conversion Price for Series B Preferred Stock, the Conversion Price for Series C Preferred Stock, the Conversion Price for Series D Preferred Stock, the Conversion Price for Series E Preferred Stock, the Conversion Price for Series F Preferred Stock and the Conversion Price for Series G Preferred Stock shall be adjusted pursuant to this subparagraph
(d)(iv)(C) as of the time of actual payment of such dividends or distributions.

                     (D) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then in each such event provision shall be made so that the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock, the holders of Series D Preferred Stock, the holders of Series E Preferred Stock, the holders of Series F Preferred Stock and the holders of Series G Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this paragraph (d) with respect to the rights of the holders of the Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock, the holders of Series D Preferred Stock, the holders of Series E Preferred Stock, the holders of Series F Preferred Stock and the holders of Series G Preferred Stock, as the case may be.

                     (E) Adjustment for Reclassification Exchange and Substitution. If the Common Stock issuable upon the conversion of Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock or the Series G Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares, a stock dividend or a reorganization, provided for elsewhere in this paragraph (d)), then and in any such event each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock might have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                     (F) Reorganizations. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph (d)), then, as a part of such reorganization, provision shall be made so that the holders of Series A Preferred Stock, the holders of the Series B Preferred Stock, the holders of the Series C Preferred Stock, the holders of the Series D Preferred Stock, the holders of the Series E Preferred Stock, the holders of the Series F Preferred Stock and the holders of Series G Preferred Stock shall thereafter be entitled to receive, upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as applicable, the number of shares of stock or cash or other securities or property of the Corporation to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph
(d) with respect to the rights of holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock, the holders of the Series C Preferred Stock, the holders of the Series D Preferred Stock, the holders of the Series E Preferred Stock, the holders of the Series F Preferred Stock and the holders of the Series G Preferred Stock after the reorganization to the end that the provisions of this paragraph (d) (including adjustment of the Conversion Price for Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock then in effect and the number of shares purchasable upon conversion of Series A Preferred Stock, the

Series B Preferred Stock, the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

              (v) No Impairment. The Corporation will not, by amendment of this Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, other than as duly approved by a majority in interest of the Common Stock and a majority in interest of the Preferred Stock avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this paragraph (d) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock, the holders of the Series C Preferred Stock, the holders of the Series D Preferred Stock, the holders of the Series E Preferred Stock, the holders of the Series F Preferred Stock and the holders of the Series G Preferred Stock against dilution or other impairment. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon the conversion of all the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock and shall take all such action and obtain all such pen-nits or orders as may be necessary to enable the Corporation lawfully to issue such Common Stock upon the conversion of Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock.

              (vi) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock at least twenty (20) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

        (e) Redemption. The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock shall, at the election of the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock, as the case may be, be redeemed by the Corporation in two equal installments in accordance with the following provisions:

              (i) Election to Redeem. The Corporation shall redeem the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock at the times, and pursuant to the terms, set forth below, if the Corporation receives written certification (the "Redemption Certificate") that holders of no less than seventy-five percent (75%) of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock (the "Electing Holders") voting together as a class have elected in favor of redemption (the "Redemption Election"). The Redemption Certificate shall be signed by the Electing Holders and shall be delivered to the Corporation at its principal office, on or before August 30, 2002.

              (ii) Redemption Price. The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock shall be redeemed by the Corporation paying in cash, out of funds legally available therefor, an amount equal to (A) the greater of (1) One Dollar ($1.00) per share in the case of the Series A Preferred Stock, One Dollar Fifty Cents ($1.50) per share in the case of the Series B Preferred Stock, Two Dollars ($2.00) per share in the case of the Series C Preferred Stock, Four Dollars ($4.00) per share in the case of the Series D Preferred Stock, Six Dollars ($6.00) per share in the case of the Series E Preferred Stock, Two Dollars ($2.00) per share in the case of the Series F Preferred Stock and Four Dollars ($4.00) per share in the case of the Series G Preferred Stock (adjusted for any Recapitalization Events with respect to such shares) or (2) the fair market value per share (exclusive of the value of any declared or accrued but unpaid dividends) as of a date within forty-five (45) days after receipt by the Corporation of the Redemption Certificate, determined as set forth below, plus
(B) a further amount per share equal to dividends, if any, (1) then declared and unpaid on account of such Series of Preferred Stock and (2) whether or not declared, then accrued in accordance with the provisions of subparagraph
(b)(iii) hereof to and including the date fixed for redemption (the "Redemption Price"). The fair market value of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock shall be determined as follows: the Board of Directors shall determine the fair market value of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock; provided, however, that (A) if the Board of Directors determines that the fair market value of each share of Series A Preferred Stock is greater than One Dollar ($1.00), that the fair market value of each share of the Series B Preferred Stock is greater than One Dollar and Fifty Cents ($1.50), that the fair market value of each share of the Series C Preferred Stock is greater than Two Dollars ($2.00), that the fair market value of each share of the Series D Preferred Stock is greater than Four Dollars ($4.00), that the fair market value of each share of the Series E Preferred Stock is greater than Six Dollars ($6.00), that the fair market value of each share of the Series F Preferred Stock is greater than Two Dollars ($2.00) or that the fair market value of each share of the Series G Preferred Stock is greater than Four Dollars ($4.00) (adjusted for any Recapitalization Events with respect to such shares), the Corporation shall promptly give the shareholders notice thereof and the holders of a majority of the Corporation's then outstanding Common Stock shall have the right to contest such determination by giving notice thereof to the Corporation within fifteen (15) days of the receipt of the Corporation's notice, and in such event the fair market value of the Series A Preferred

Stock, the Series B Preferred Stock, the Series C Preferred Stock, Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock or the Series G Preferred Stock, as the case may be, shall be determined by an independent appraiser paid by the Corporation and mutually acceptable to the Corporation, the holders of a majority of the Common Stock and the holders of a majority of the ten outstanding Preferred Stock or (B) if the holders of a majority of the then outstanding Series A Preferred Stock or (B) if the holders of a majority of the then outstanding Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock contest the determination of the Board of Directors, then the fair market value of the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be, shall be determined by an independent appraiser mutually acceptable to the Corporation and the holders of a majority of the then outstanding Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock. In the event that the holders of a majority of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock or the Series G Preferred Stock contest the Board of Director's fair market value determination with respect to such series of Preferred Stock, the cost of appraisal shall be borne as follows:

                     (A) if the fair market value determined by the independent appraiser is less than or equal to ninety percent (90%) of the fair market value as determined by the Board of Directors, then cost of appraisal shall be borne by the holders of such Series of Preferred Stock pro rata based on the number of shares held;

                     (B) if the fair market value determined by the appraiser is equal to or greater than one-hundred and ten percent (110%) of the fair market value as determined by the Board of Directors, then the cost of appraisal shall be borne by the Corporation;

                     (C) if the fair market value of such Series of Preferred Stock as determined by the independent appraiser is between ninety and one-hundred and ten percent (90-110%) of the fair market value as determined by the Board of Directors, then the cost of appraisal shall be borne 50% by the Corporation and 50% by the holders of such Series of Preferred Stock, with each such holder paying a pro rata portion of such cost based on the number of shares held.

              (iii) Mandatory Redemption: Two Installments. The Redemption Election constitutes an election in favor of a mandatory redemption of all shares of such Series of Preferred Stock. Such Series of Preferred Stock shall be redeemed in two equal installments, with the Corporation redeeming 50% of each holder's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be, in the first installment and the remaining Series A Preferred Stock, Series B Preferred Stock Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock being redeemed in the second installment. Subject to the Corporation having funds legally available therefor, the closing of the first installment shall occur on or about

January 1, 2003 (the "First Redemption Date") and the closing of the second installment shall take place on or about January 1, 2004 (the "Second Redemption Date"). If the Corporation shall not have sufficient funds legally available for redeeming all Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock at the First Redemption Date or the Second Redemption Date, respectively, the Corporation shall, (i) subject to the rights of any Series of Preferred Stock that has redemption rights senior or equal to the Series F Preferred Stock or the Series G Preferred Stock, first redeem all shares of Series F Preferred Stock and Series G Preferred Stock (or, in the absence of funds legally sufficient therefor, a pro rata share in accordance with their respective aggregate number of shares), and (ii) with any remainder funds, subject to the rights of any Series of Preferred Stock that has redemption rights senior or equal to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, then redeem a pro rata portion of each holder's shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in accordance with their respective aggregate number of shares. The Corporation shall make such redemption payments out of funds legally available therefor and shall redeem the remaining shares to have been redeemed in such installment as soon as practicable after the Corporation has funds legally available therefor.

              (iv) Redemption Notice. If the Redemption Election has been received, the Corporation shall mail, postage prepaid, not less than thirty (30) days nor more than sixty (60) days prior to the First and Second Redemption Dates, written notice thereof (the "Redemption Notice"), to each holder of record of the Series of Preferred Stock as to which the Redemption Election has been exercised with a copy thereof to each other holder of Preferred Stock, in each case at its post office address last shown on the records of the Corporation. Each such Redemption Notice shall state:

                     (A) The number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

                     (B) The Redemption Date and Redemption Price;

                     (C) The date upon which the holder's conversion rights (as set forth in paragraph (d) above) as to such shares terminate, which termination shall be five days before the Redemption Date; and

                     (D) That the holder is to surrender to the Corporation, in the manner and at the place designated, its certificate or certificates representing the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock to be redeemed.

              (v) Surrender of Certificates: Payment. On or before each Redemption Date, each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G

Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised its right to convert the shares as provided in paragraph (d) hereof, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. In the event that fewer than all of the shares represented by such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued forthwith.

              (vi) Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on each Redemption Date the Redemption Price therefor is either paid or made available for payment through the deposit arrangement specified in subparagraph (e)(vii) below, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock so called for redemption shall not have been surrendered, the dividends with respect to such shares shall cease to accrue after the applicable Redemption Date and all rights with respect to such shares shall forthwith terminate after such Redemption Date, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

              (vii) Deposit of Funds. On or prior to each Redemption Date, the Corporation shall deposit as a trust fund with any bank or trust company, having a capital and surplus of at least $100,000,000, a sum equal to the aggregate Redemption Price of all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock called for redemption on such Redemption Date and not yet redeemed or converted, with irrevocable instructions and authority to the bank or trust company to pay, on and after each such Redemption Date, the Redemption Price to the respective holders upon the surrender of their stock certificates. From and after the date of such deposit (but not prior to each Redemption Date), the shares so called for redemption on such Redemption Date shall be deemed to have been redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after each Redemption Date the shares redeemed on such Redemption Date shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive, from the bank or trust company, payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Any funds so deposited and unclaimed at the end of one year from the Second Redemption Date shall be released or repaid to the Corporation, after which the holders of shares called for redemption shall be entitled to receive payment of the Redemption Price only from the Corporation.

        (f) Status of Converted Shares. In the event any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock shall be converted pursuant to this Article IV hereof, the shares so converted shall be canceled, and shall not be issuable by this Corporation.

        (g) Restated Certificate of Incorporation. Upon the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock, this Article IV (the "Deleted Provisions") shall be of no further force or effect.

        (h) For purposes of this Article IV, all references to "the Corporation," and other defined terms, including, without limitation, "Effective Price," "Additional Shares of Common Stock," "Convertible Securities," "Common Stock Outstanding," "Conversion Shares Outstanding," "Issuance Date," "Preferred Stock," "Options" or "Conversion Price," shall take into account any issuances of securities, payment or accrual of dividends, distributions, adjustments, reorganizations and any other acts by or relating to Capstone California, to the extent necessary in order that the rights, privileges, or preferences of holders of Preferred Stock or Convertible Securities after the Reincorporation Merger be no different than rights, privileges, or preferences such holders would have had if the Reincorporation Merger had not been consummated and such holder still held securities of Capstone California rather than of the Corporation.

                                   ARTICLE V.

              In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation.

                                   ARTICLE VI.

              Notwithstanding Article V hereof, the bylaws may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the Corporation, voting together as a single class.

                                  ARTICLE VII.

              The Board of Directors shall have that number of Directors set out in the bylaws of the Corporation as adopted or as set from time to time by a duly adopted amendment thereto by the Board of Directors or stockholders of the Corporation acting in accordance with Article VI.

                                  ARTICLE VIII.

              In the event of any increase or decrease in the number of directors each director then serving as such shall nevertheless continue as a director until the expiration of his or her current term, or his or her prior death, retirement, resignation or removal.

              Notwithstanding any of the foregoing provisions of this Article VIII, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. Should a vacancy occur or be created, the remaining directors (even though less than a quorum) may fill the vacancy for the remaining term of the occurring or created vacancy.

                                   ARTICLE IX.

              Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the bylaws of the Corporation shall so provide.

                                   ARTICLE X.

              No action shall be taken by the stockholders except at a duly convened annual or special meeting of stockholders. The stockholders may not take action by written consent.

                                   ARTICLE XI.

              Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any certificate filed under Section 151(g) of the Delaware General Corporation Law, then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

                                  ARTICLE XII.

              The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation; provided, however, that no amendment, alteration, change or repeal may be made to Article VI, VII, VIII, X, XI or this Article XII without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66%) of the outstanding voting stock of the Corporation, voting together as a single class.

                                  ARTICLE XIII.

              Each reference in this Amended and Restated Certificate of Incorporation to any provision of the Delaware General Corporation Law refers to the specified provision of the General Corporation Law of the State of Delaware, as the same now exists or as it may hereafter be amended or superseded.

                                  ARTICLE XIV.

              To the fullest extent permitted by the Delaware General Corporation Law, the Corporation shall indemnify and advance indemnification expenses on behalf of all directors and officers of the Corporation. The Corporation shall indemnify such other persons as may be required by statute or by the bylaws of the Corporation. The Corporation may, to the fullest extent permitted by the Delaware General Corporation Law, purchase and maintain insurance on behalf of any director or officer, or such other person as may be permitted by statute or the bylaws of the Corporation, against any liability which may be asserted against any director, officer or such other person and may enter into contracts providing for the indemnification of any director, officer or such other person to the fullest extent permitted by the Delaware General Corporation Law. The liability of directors of the Corporation (for actions or inactions taken by them as directors) for monetary damages shall be eliminated to the fullest extent permitted by the Delaware General Corporation Law.

              If the Delaware General Corporation Law is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the Corporation shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. Any repeal or modification of this Article XIV by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

              FOURTH: Thereafter, pursuant to a resolution of the Board of Directors, this Amended and Restated Certificate of Incorporation was duly approved by the holders of the necessary number of shares of the Company's voting securities in accordance with the provisions of Section 228, 242 and 245 of the Delaware General Corporation Law.

                            (Signature Page Follows)

              IN WITNESS WHEREOF, Capstone Turbine Corporation has caused this certificate to be signed by its duly authorized officer this day of ___________, 2000.

                                       CAPSTONE TURBINE CORPORATION

                                       By:
                                          ------------------------------------
                                          Ake Almgren, President and
                                          Executive Officer

Attest:


----------------------------------
Jeff Watts,  Secretary